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                                                                       Exhibit 5

                                 March 11, 1998



Prime Bancshares, Inc.
12200 Northwest Freeway
Houston, Texas 77092

Ladies and Gentlemen:

We have acted as counsel to Prime Bancshares, Inc., a Texas corporation (the "Company"), in connection with the registration and proposed issuance of up to 1,564,000 shares (the "Shares") of its common stock, par value $.25 per share (the "Common Stock") in connection with the (i) Prime Bancshares, Inc. 1997 Stock Incentive Plan; (ii) 1993 Incentive Stock Option Plan of Prime Bancshares, Inc. (formerly Independent Bancorp, Inc.); and (iii) 1984 Incentive Stock Option Plan of Prime Bancshares, Inc. (collectively, the "Plans"). The Company is filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 relating to the Shares (the "Registration Statement").

We have examined originals or copies of (i) the Amended and Restated Articles of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) the Plans, (iv) certain resolutions of the Board of Directors of the Company and (v) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied on certificates of officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based upon the foregoing and subject to the limitations and assumptions set forth herein and having due regard for such legal considerations as we deem relevant, we are of the opinion


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Prime Bancshares, Inc.
March 11, 1998
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that the Shares have been duly and validly authorized and when issued and paid for in accordance with the terms of each of the Plans, for a consideration at least equal to the par value thereof, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations thereunder.


                                       Very truly yours,



                                       Bracewell & Patterson, L.L.P.